Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2006, accompanying the financial statements included in the Annual Report of Warrior Energy Services Corporation on Form 10-K for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Warrior Energy Services Corporation on Forms S-8 (File No. 333-57390, effective March 22, 2001, File No. 333-57392, effective March 22, 2001, and File No. 333-57396, effective March 22, 2001).

GRANT THORNTON LLP

Houston, Texas
March 29, 2006